UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019 (December 6, 2019)

ArQule, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21429	04-3221586
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Wall Street
Burlington, Massachusetts 01803
(Address of principal executive offices, including Zip Code)

(781) 994-0300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARQL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 6, 2019, ArQule, Inc., a Delaware corporation (“ArQule”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck Sharp & Dohme Corp., a New Jersey corporation (“Merck”), and Argon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Merck (“Merger Sub”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into ArQule, with ArQule surviving as a wholly owned subsidiary of Merck (the “Merger”). In the Merger, each share of ArQule common stock (a “Share”) issued and outstanding immediately prior to the effective time (the “Effective Time”) of the Merger (other than certain excluded shares as described in the Merger Agreement) will automatically be converted into the right to receive $20.00 in cash, without interest (the “Merger Consideration”).

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in Annex I to the Merger Agreement, including (i) that there shall have been validly tendered and not validly withdrawn Shares that, considered together with all other Shares, if any, beneficially owned by Merck and its affiliated entities, represent at least one more Share than half of the sum of (A) all Shares then outstanding as of the expiration of the Offer, and (B) all Shares that ArQule is required to issue upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares regardless of the conversion or exercise price or other terms and conditions thereof; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and receipt of clearance, approval or consent under any other applicable antitrust law; and (iii) those other conditions set forth in Annex I to the Merger Agreement.

In addition, immediately prior to the Effective Time, each (i) unexpired and unexercised option to purchase Shares under any ArQule stock plan (each, a “Company Stock Option”), shall, to the extent unvested, become fully vested and exercisable, and any Company Stock Option that vests based on the achievement of performance goals shall become fully vested and exercisable with respect to 100% of the total number of Shares subject to such Company Stock Option. Any unexpired and unexercised Company Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, shall become fully vested and exercisable no later than five business days prior to the Effective Time. At the Effective Time, each Company Stock Option shall be cancelled and converted into the right to receive, a payment in cash equal to the product of (A) the total number of Shares subject to such Company Stock Option immediately prior to such cancellation and (B) the excess, if any, of the Merger Consideration over the exercise price per Share subject to such Company Stock Option immediately prior to such cancellation. No Company Stock Option that, as of immediately prior to such cancellation, has an exercise price per Share that is equal to or greater than the Merger Consideration shall entitle the holder thereof to any payment with respect to the cancelled Company Stock Option.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. Among other things, until the earlier of the termination of the Merger Agreement or the Effective Time, ArQule has agreed to operate its business in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth fully in the Merger Agreement. The Merger Agreement also prohibits ArQule’s solicitation of proposals relating to alternative transactions and restricts ArQule’s ability to furnish information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

Either ArQule or Merck may terminate the Merger Agreement in certain circumstances, including if (1) the Merger is not completed by April 6, 2020, subject to automatic extension in certain circumstances in the event that antitrust approval is not obtained (the “End Date”), (2) a governmental authority of competent jurisdiction has issued a final non-appealable judgment preventing the consummation of the Offer or the Merger or any applicable law makes consummation of the Offer or the Merger illegal, (3) the other party breaches its representations, warranties or covenants in the Merger Agreement in a way that would cause any condition of the Offer not to be satisfied, subject to the right of the breaching party to cure the breach, (4) subject to compliance with specified process and notice requirements, ArQule terminates the Merger Agreement in order to enter into an agreement providing for a “Superior Proposal” (as such term is defined in the Merger Agreement), (5) ArQule’s board of directors has changed its recommendation in favor of the Offer and the Merger, failed to include its recommendation in the Schedule 14D-9, failed to reaffirm its recommendation when requested by Merck and certain other actions described in the Merger Agreement (a “Change in Recommendation”); or (6) ArQule has violated or breached in any material respect the non-solicitation provision of the Merger Agreement. In the event of a termination of the Merger Agreement under certain specified circumstances, including (i) termination by ArQule to enter into an agreement providing for a Superior Proposal, (ii) a termination by Merck following a Change in Recommendation, (iii) a termination by Merck because ArQule has violated or breached the non-solicitation provision in any material respect, or (iv) termination because (A) ArQule has received an acquisition proposal after the date of the Merger Agreement; (B)(1) the End Date has occurred; (2) the Offer has expired without the acceptance of the Shares for payment; or (3) ArQule has breached and not cured any representation, warranty or covenant such that a condition to the Offer is not capable of being satisfied; and (C) within twelve months following (B)(1), (2) or (3), ArQule signs an agreement or consummates such acquisition proposal, ArQule may be required to pay Merck a termination fee equal to $95,300,000.

Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders (each a “Tendering Stockholder”) entered into the Support Agreement (the “Support Agreement”) with Merck and Merger Sub, pursuant to which each Tendering Stockholder agreed, among other things, to tender his, her or its Shares pursuant to the Offer and, if necessary, vote his, her or its Shares (i)  against any Acquisition Proposal (as defined in the Merger Agreement); (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, share exchange, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company; and (iii) against any proposal, action or agreement that would reasonably be expected to (1) prevent or nullify any provision of the Agreement, (2) result in any of the conditions of the Offer set forth in Annex I of the Merger Agreement or the conditions to the Merger set forth in Article 8 of the Merger Agreement not being satisfied or (3) impede, interfere with or prevent the consummation of the Offer or the Merger. No Tendering Stockholder may propose, commit or agree to take any action inconsistent with any of the foregoing clauses (i), (ii) or (iii).

Each Tendering Stockholder also agrees that, except as provided in the Support Agreement, he, she or it will not (i) offer to transfer, transfer or consent to transfer any of its Shares; (ii) enter into any agreement to tender his, her or its Shares; (iii) grant any proxy, power-of-attorney or other authorization in respect of the Shares; or (iv) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement.

As of December 5, 2019, approximately 8% of the outstanding Shares are subject to the Support Agreement. The Support Agreement terminates upon the earlier of (a) the mutual written agreement of Merck and the Tendering Stockholder; (b) the Effective Time; and (c) the termination of the Merger Agreement.

Additional Information

The foregoing description of the Merger Agreement and the Support Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report, and the Support Agreement, which is attached to 99.1 to this report, both of which are incorporated herein by reference.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about ArQule. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K (the “Current Report”) has not yet commenced. The description contained in this Current Report is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Merck and Merger Sub will file with the SEC. The solicitation and offer to buy Shares will only be made pursuant to an offer to purchase and related tender offer materials. At the time the Offer is commenced, Merck and Merger Sub will file a tender offer statement on Schedule TO and thereafter ArQule will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. ANY HOLDERS OF SHARES ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting ArQule or Merck. Copies of the documents filed with the SEC by ArQule will be available free of charge on ArQule’s internet website at http://investors.arqule.com/financial-information/sec-filings or by contacting ArQule’s investor relations contact at +1 (781) 994-0300. Copies of the documents filed with the SEC by Merck can be obtained, when filed, free of charge by directing a request to the Information Agent for the Offer which will be named in the Schedule TO.

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents filed by Merck, as well as the solicitation/recommendation statement filed by ArQule, ArQule will also file annual, quarterly and current reports with the SEC. You may read and copy any reports or other information filed by ArQule or Merck at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. ArQule’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Forward Looking Statements

The information contained in this Current Report is as of December 9, 2019. ArQule assumes no obligation to update forward-looking statements contained in this Current Report as the result of new information or future events or developments.

This Current Report contains forward-looking information related to Merck, ArQule and the proposed acquisition of ArQule by Merck that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this document and the accompanying exhibits include, among other things, the ability of ArQule and Merck to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer contemplated thereby and the other conditions set forth in the Merger Agreement; statements about the expected timetable for completing the transaction; ArQule’s and Merck’s beliefs and expectations and statements about the benefits being sought to be achieved in Merck’s proposed acquisition of ArQule; the potential effects of the acquisition on both ArQule and Merck; the possibility of any termination of the Merger Agreement, as well as the expected benefits and success of ArQule’s product candidates. These statements are based upon the current beliefs and expectations of the ArQule’s and Merck’s management and are subject to significant risks and uncertainties. There can be no guarantees that the conditions to the closing of the proposed transaction will be satisfied on the expected timetable or at all, with respect to pipeline products that the products will receive the necessary regulatory approvals or that they will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include but are not limited to, uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of ArQule’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the merger and the offer contemplated thereby may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement and the impact of the announcement and pendency of the transactions on ArQule’s business; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; challenges inherent in new product development, including obtaining regulatory approval; and the company’s ability to accurately predict future market conditions.

A further description of risks and uncertainties relating to ArQule can be found in ArQule’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov and https://www.arqule.com/.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2019, the board of directors of ArQule amended and restated ArQule’s existing Amended and Restated By-Laws (the “Bylaws”) to (i) revise Article V of the Bylaws to clarify certain indemnification provisions (the “Indemnification Amendment”) and (ii) add a new Article VIII, Section 1 forum selection provision (the “Forum Selection Amendment”).

The Indemnification Amendment updates the Bylaws to clarify that certain references to indemnification include advancement of expenses. The Forum Selection Amendment provides that, unless ArQule consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of ArQule; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of ArQule to ArQule or ArQule’s stockholders; (iii) any action asserting a claim against ArQule or any director, officer, stockholder, employee or agent of ArQule arising out of or relating to any provision of the Delaware General Corporation Law or ArQule’s Restated Certificate of Incorporation or its Bylaws; or (iv) any action asserting a claim against ArQule or any director, officer, stockholder, employee or agent of ArQule governed by the internal affairs doctrine of the State of Delaware. In the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein.

This summary is qualified in its entirety by reference to the Amendment to the Bylaws, dated as of December 6, 2019, and filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01     Other Events.

On December 9, 2019, ArQule and Merck issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 6, 2019, among ArQule, Inc., Merck Sharp & Dohme Corp. and Argon Merger Sub, Inc.*

3.1	Second Amended and Restated By-Laws of ArQule, Inc., dated December 6, 2019, as amended.

99.1	Form of Tender and Support Agreement, among Merck Sharp & Dohme Corp., Argon Merger Sub, Inc. and certain stockholders of ArQule, Inc.

99.2	Joint Press Release, dated December 9, 2019.

*Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ArQule, Inc.

By:	/s/ Peter S. Lawrence
President and Chief Operating Officer

Dated: December 9, 2019